Exhibit 99.7
Mike Campbell Executive Vice President Human Resources & Labor Relations March 27, 2007 Win Together: Fuel the Winning Spirit of Delta

Safe Harbor This presentation contains various projections and other forward-looking statements which represent Delta's estimates or expectations regarding future events. All forward-looking statements involve a number of assumptions, risks and uncertainties, many of which are beyond Delta's control, that could cause the actual results to differ materially from the projected results. Factors which could cause such differences include, without limitation, business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, as well as the "Risk Factors" discussed in Delta's Form 10-K filed with the SEC on March 2, 2007. Caution should be taken not to place undue reliance on Delta's forward-looking statements, which represent Delta's views only as of the date of this presentation, and which Delta has no current intention to update. In this presentation, we will discuss certain non-GAAP financial measures in talking about our company's performance. You can find the reconciliations of those measures to comparable GAAP measures in the appendix of this presentation. None of the statements contained herein are a solicitation of votes for or against any plan of reorganization. Any such solicitation shall only be made through a disclosure statement approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

Provide excellent customer service Drive productivity and efficiency Are motivated and flexible Create a positive environment attractive to the best employees (retain and attract) Everyone Agrees - Engagement is Critical .... Engaged Employees: Engaged employees deliver superior performance and results

..... But Execution is the Difference "Keep Delta My Delta" unites the team Delivering on Transformation plan Shared Rewards paid in 2006. This program pays up to $100 per month/employee for achieving monthly performance goals Velvet Rope Tour brings all Delta employees through a 1-2 day session to discuss Delta's business plan, to discuss the critical role employees play in achieving corporate objectives, and to receive feedback from employees Customer Focus pays off $32M in Shared Rewards (1) "VRT" Investment spreads the word(2) Pension legislation saves non-pilot plan Winning Together Has Been Our Focus From the Start

VRT Feedback Shows Dramatic Results Overall Pre and Post Survey Results Pre Post Medium Blue Dark Blue Light Red Medium Red Dark Red Yellow Orange Brown Tan White Lt Gray Medium Gray Dark Gray Very Dark Gray Black Right Hash Mark Vertical Hash Mark Left Hash Mark Rain Pattern Bright Red Bright Yellow Bright Green Bright Light Blue Bright Dark Blue Pastel Red Pastel Yellow Pastel Green Pastel Light Blue Pastel Dark Blue Muted Red Muted Yellow Muted Green Muted Light Blue Muted Dark Blue Misc Green 1 Misc Green 2 Misc Green 3 Misc Green 4 Misc Green 5 White Black White Black Purple BrightRed BrightYellow BrightGreen BrightLightBlue BrightDarkBlue Fuchsia DarkPurple LightPurple Understand the "New Delta" 0.36 0.87 Feeling Energized 0.26 0.79 Glad We're Doing the VRT 0.27 0.79 Optimistic about Delta's Future 0.4 0.75

Winning Together Works Ranked #1 in 2006 in Overall Customer Satisfaction (network carriers)1 Ranked #2 in 2006 J.D. Power Airline Satisfaction Study Ranked #2 in on-time 2006 (network carriers) OJI claims down 7.4% YOY; short-term disability claims down 30% YOY Paid sick leave down 11% 2006 Opened 25 stations in 17 countries in 2006 Achieved $2.1B improvement in operating income in 2006 vs. 2005 Remarkable people performance despite pay and benefit cuts 2006 1 Source: Industry Satisfaction Monitor Results Tell the Story

Source: J.D. Power and Associates 2006 Reservation Overall J.D. Power Ranking Cost and Fees Score Inflight Service Flight Crew Aircraft Condition/ Cleanliness Boarding/ Deplaning/ Baggage Low Ranking High Engagement Drives Customer Service Excellence 2006 J.D. Power recognition

Engagement Drives On-Time Performance

DOT On-Time Ranking

Rank	2004	2005	2006	2007 Jan	2007 Feb[1]
1	B6	HP	WN	WN	DL
2	WN	WN	US	DL	CO
3	UA	UA	DL	FL	AA
4	US	CO	NW	CO	UA
5	NW	AA	AA	UA	US
6	CO	DL	FL	US	NW
7	FL	US	UA	NW	B6
8	AA	NW	CO	AS	
9	AS	B6	AS	B6	
10	DL	FL	B6	AA	

Key:
AA = American, AS = Alaska, B6 = JetBlue, CO = Continental, DL = Delta, FL = AirTran, HP = America West, NW = Northwest, UA = United, US= US Airways, WN = Southwest

[1] Preliminary exchange data, AS, FL, WN have not reported

Delta 8

Achieved Best in Class Labor CASM Mainline Labor CASM, FY 2006 (¢) 1 1 Excludes profit sharing for CAL, LUV, LCC, NWAC and ALK 2 Unit costs adjusted to Delta's 2006 stage length of 1,169 miles 3 Adjusted to show results assuming termination of pilot pension plan on Jan. 1, 2006 Source: OAL SEC Filings 2 2 Un-Adjusted SLA 2 1.93 2.05 2.71 2.64 2.83 2.94 2.98 3.04 3.12 3.19 3.48 1.55 1.94 2.30 2.35 2.71 2.79 2.84 2.94 3.12 3.21 3.61 2006 3 2006 2006 2006 3

Something Unique is Happening at Delta

Emergence Package Builds on Great Momentum Make employees stakeholders $350M equity stake (assuming $10B valuation) Commit to fair, competitive compensation 4% top of scale pay increase starts the process on pay Up to 7% defined contribution benefit in addition to frozen pension plan Link financial rewards to superior performance Shared rewards Profit sharing Align executive and frontline pay Stock award value drives value of frontline stake Annual Incentive Plan metrics tied directly to frontline plans Ground executive equity program in Delta culture

"Sure, it's one of the more positive things to come along," said Jerry Cooper, a customer service employee who has worked at Delta 19 years. "I think it'll definitely boost morale." Result is Positive Karl Pfauth isn't going to spend his windfall in one place. Pfauth, a 16-year Delta mechanic, plans to put the entire cash amount he gets from the airline's post-Chapter 11 worker payouts into his 401(k) retirement plan. "I'm going to hold onto the stock, too, ..... Delta seems to have weathered the storm," said Pfauth, 49, who joined the Air Force Reserves two years ago to partially offset the pay and benefit cutbacks at Delta.

Others are Struggling to Get Employees Engaged

How Do We Sustain Momentum? Winning Together culture is part of our DNA Keep commitments Open, honest communications Fairness and respect Share success with everyone Alignment of management and frontline compensation Maintain top tier labor CASM Discipline in adding headcount Invest in the tools for people to do their jobs Drive accountability for results Performance culture Execution is the Difference Build a great place to work